SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.   20549

                           ------------------

                                FORM 8-K/A

                             CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

                                May 6, 1997
                              (Date of report)



                          KRANZCO REALTY TRUST
           (Exact Name of Registrant as Specified in Charter)


         Maryland                  1-11478              23-2691327
(State or Other Jurisdiction     (Commission           (IRS Employer
     of Incorporation)          File Number)        Identification No.)



    128 Fayette Street, Conshohocken, Pennsylvania   19428
       (Address of Principal Executive Offices)   (Zip Code)

     (610) 941-9292
    Registrant's telephone number, including area code

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated February 27, 1997, as set forth in the pages attached hereto:

Item 7: Financial Statements and Exhibits.

Pursuant to the requirements of the Securities Exchange Act of 1924, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

KRANZCO REALTY TRUST
(Registrant)


By:/s/ Robert H. Dennis
Chief Financial Officer, Controller

Dated:   May 6, 1997

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

      Included herewith are the following financial statements reflecting the merger/acquisition of Union Property Investors, Inc.:

      Union Property Investors, Inc. - Financial Statements as of December 31, 1996, together with Auditor's Report

      Pro Forma Financial Information

      Pro Forma Condensed Balance Sheet December 31, 1996 (Unaudited)

      Pro Forma Consolidating Statement of Operations for the Year Ended December 31, 1996 (Unaudited)

      Notes and Management's Assumptions to Unaudited Pro Forma Consolidating Financial Statements

UNION PROPERTY INVESTORS, INC.

FINANCIAL STATEMENTS
AS OF DECEMBER 31, 1996
TOGETHER WITH AUDITORS' REPORT


<AUDIT-REPORT>


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To the Board of Directors of
Union Property Investors, Inc.

We have audited the accompanying balance sheet of Union Property Investors, Inc. (a Delaware corporation) as of December 31, 1996, and the related statements of revenues and expenses, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards.
 Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Union Property Investors, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



Arthur Andersen LLP



West Palm Beach, Fl.,
February 4, 1997

</AUDIT-REPORT>

UNION PROPERTY INVESTORS, INC.

BALANCE SHEET

AS OF DECEMBER 31, 1996


      ASSETS

      CASH AND CASH EQUIVALENTS (Note 2)                  $   397,795
      ACCOUNTS RECEIVABLE (Note 1)                            361,385
      ESCROWED FUNDS (Note 3)                                 360,258
      PREPAID EXPENSES AND OTHER (Note 10)                    158,269
      DEFERRED COSTS (Note 13)                                688,124
                                                           ----------
      Total current assets                                  1,965,831
      PROPERTY, IMPROVEMENTS AND EQUIPMENT, net
      (Notes 1, 2 and 3)                                   48,175,400
      PROPERTY HELD FOR SALE (Notes 1, 2 and 3)               299,047
      DEBT FINANCING COSTS, net (Note 2)                      197,584
                                                           ----------
      Total assets                                     $   50,637,862
                                                           ==========

      LIABILITIES AND STOCKHOLDERS' EQUITY

      CURRENT PORTION OF LONG-TERM DEBT (Notes 5 and 11)  $ 4,924,542
      ACCRUED INTEREST PAYABLE                                197,538
      ACCOUNTS PAYABLE AND ACCRUED EXPENSES                   728,704
      ACCRUED INCOME TAXES (Notes 1 and 8)                    124,882
      DUE TO RELATED PARTY (Note 10)                            6,268
                                                           ----------
      Total current liabilities                             5,981,934
      MORTGAGES AND NOTES PAYABLE (Notes 5 and 11)         25,437,891
                                                           ----------
      Total liabilities                                    31,419,825
                                                           ----------
      COMMITMENTS AND CONTINGENCIES
      (Notes 2, 11 and 13)
      REDEEMABLE PREFERRED STOCK (Notes 6 and 13)           3,958,334
      STOCKHOLDERS' EQUITY (Notes 1, 2, 7 and 13):
      Common stock, $.01 par value, 20,000,000 shares
      authorized, 3,789,171 shares issued and outstanding      37,892
      Additional paid-in surplus                           15,180,333
      Accumulated earnings                                     41,478
                                                           ----------
      Total stockholders' equity                           15,259,703
                                                           ----------
      Total liabilities and stockholders' equity       $   50,637,862
                                                           ==========

      The accompanying notes are an integral part of this financial statement.

UNION PROPERTY INVESTORS, INC.

STATEMENT OF REVENUES AND EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 1996




      REVENUES:
      Base rents (Notes 2 and 4)                        $   7,182,930
      Percentage rents                                        166,396
      Other income                                             75,200
      Expense reimbursements-
      Real estate taxes                                       429,680
      Common area maintenance                                 252,348
      Insurance                                                77,878
                                                           ----------
      Total revenues                                        8,184,432
                                                           ----------
      EXPENSES:
      Mortgage interest (Note 5)                            2,579,070
      Depreciation and amortization (Notes 2 and 3)         1,661,261
      Provision to reduce property to net realizable value    400,000
      Real estate taxes                                       493,821
      Management fees to related party (Note 10)            1,229,750
      Common area maintenance                                 443,054
      Insurance                                               132,322
      Salaries, general and administration                    354,706
                                                           ----------
      Total expenses                                        7,293,984
                                                           ----------
      Income before income taxes                              890,448
      PROVISION FOR INCOME TAXES (Notes 2 and 8)              365,803
                                                           ----------
      Net income                                              524,645
      DISTRIBUTIONS ON PREFERRED STOCK (Notes 6 and 7)        383,766
                                                           ----------
      Net income attributable to common shareholders      $   140,879
                                                           ==========
      NET INCOME PER SHARE OF COMMON STOCK                $       .04
                                                           ==========
      WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK     3,789,171
                                                           ==========


      The accompanying notes are an integral part of this financial statement.

UNION PROPERTY INVESTORS, INC.

STATEMENT OF STOCKHOLDERS' EQUITY

FOR THE YEAR ENDED DECEMBER 31, 1996

                                            Common Stock           Additional
                                    --------------------------       Paid-in    Accumulated     Stockholders'
                                      Shares          Amount         Surplus       Earnings           Equity
                                      ---------       ------      ----------     --------        ----------
BALANCE AT JANUARY 1, 1996            3,789,171      $37,892     $15,180,333    $ 193,792       $15,412,017
Distribution to former parent(Note 1)       -            -               -       (293,193)         (293,193)
Net income                                  -            -               -        524,645           524,645
Cash dividend declared--8% redeemable
preferred stock (Note 6)                    -            -               -       (383,766)         (383,766)
                                      ---------       ------      ----------     --------        ----------
BALANCE AT DECEMBER 31, 1996          3,789,171      $37,892     $15,180,333    $  41,478       $15,259,703
                                      =========       ======      ==========     ========        ==========

The accompanying notes are an integral part of this financial statement.

UNION PROPERTY INVESTORS, INC.

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 1996


      CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income                                          $   524,645
      Adjustments to reconcile net income to net cash
      provided by operating activities-
      Depreciation and amortization                         1,661,261
      Gain on sale of property                                   (302)
      Provision to reduce property to net realizable value    400,000
      Changes in assets and liabilities--
      Increase in accounts receivable                        (296,536)
      Increase in prepaid and other assets                    (84,676)
      Decrease in due from related party                      113,643
      Increase in accrued income taxes                        124,882
      Increase in accrued interest payable                    197,538
      Increase in accounts payable and accrued expenses       291,316
      Decrease in deferred income taxes                      (250,045)
      Decrease in due to related party                       (149,660)
                                                           ----------
      Net cash provided by operating activities             2,532,066
                                                           ----------
      CASH FLOWS FROM INVESTING ACTIVITIES:
      Increase in deferred costs                             (688,124)
      Purchase of building improvements                       (90,997)
      Increase in accounts payable and accrued expenses       245,387
                                                           ----------
      Net cash used in investing activities                  (533,734)
                                                           ----------
      CASH FLOWS FROM FINANCING ACTIVITIES:
      Principal repayments on mortgage payable               (680,125)
      Decrease in redeemable preferred stock dividend
      payable                                                 (97,797)
      Proceeds from notes payable                           2,000,000
      Preferred stock redemption                           (2,541,666)
      Payment of dividends on preferred stock                (383,766)
                                                           ----------
      Net cash used in financing activities                (1,703,354)
                                                           ----------
      NET INCREASE IN CASH AND CASH EQUIVALENTS               294,978
                                                           ----------
      CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR            102,817
                                                           ----------
      CASH AND CASH EQUIVALENTS, END OF YEAR              $   397,795
                                                           ==========
      CASH PAID FOR:
      Interest                                          $   2,381,532
                                                           ==========
      Income taxes                                        $   562,388
                                                           ==========

      The accompanying notes are an integral part of this financial statement.

UNION PROPERTY INVESTORS, INC.

NOTES TO FINANCIAL STATEMENTS



    ORGANIZATION AND BASIS OF PRESENTATION:

Union Property Investors, Inc. ("UPI" or the "Company") was incorporated under the laws of the State of Delaware on November 1, 1994, as a wholly-owned subsidiary of Milestone Properties, Inc. ("Milestone"). UPI is comprised of seven single tenant commercial properties and nine shopping centers in 11 states.

UPI was spun off from Milestone upon the distribution by Milestone (the "Distribution") on November 20, 1995, of all of the outstanding shares of UPI's common stock, par value $.01 per share (the "Common Stock"), to Milestone's common stockholders of record as of October 31, 1995, on a share-for-share basis and for no consideration.

In connection with the Distribution, UPI amended its Certificate of Incorporation on October 27, 1995, to effect a recapitalization and change the 1,000 authorized shares of Common Stock into 20,000,000 shares of Common Stock and 650,000 shares of preferred stock, par value $.01 per share and a $10 redemption value per share (the "Preferred Stock"). As part of such recapitalization, the 100 shares of outstanding Common Stock that were then held by Milestone were converted into an aggregate of 3,789,171 shares of Common Stock and 650,000 shares of Preferred Stock on October 31, 1995.

On August 4, 1995 and October 30, 1995, Milestone transferred to UPI five and eleven retail properties (the "UPI Transfer"), respectively (collectively, the "UPI Properties"). The UPI Transfer was accounted for in a manner similar to that in a pooling-of-interest accounting. Therefore, the assets and liabilities transferred to UPI were reflected at the historical cost basis of Milestone.
The cumulative earnings of the UPI Properties through the distribution date of $293,193 were paid to Milestone as a final distribution in 1996.

The Common Stock began trading on December 11, 1995 in the "pink sheets" in the over-the-counter market and on the OTC Bulletin Board. The Common Stock has traded under the symbol "UPIC" since that date. Prior to that date, there was no public market for the Common Stock.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Accounting

UPI's records are maintained on the accrual basis of accounting for both financial reporting and tax purposes.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The ultimate results could differ from those estimates.

Cash and Cash Equivalents

UPI considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Property, Improvements and Equipment and Related Depreciation and Amortization

Property and equipment are stated at the lower of depreciated cost or net realizable value, less depreciation using the straight-line method over the estimated useful lives of 39 and 5 years for such property and equipment, respectively. Building improvements and equipment are stated at the lower of depreciated cost or net realizable value. Leasehold improvements and leasing commissions are amortized using the straight-line method over the term of the applicable lease.

UPI has adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets". SFAS No. 121 requires UPI to assess any impairments to property value by making comparisons of the current and projected operating cash flow of each of its properties over the remaining useful life, on an undiscounted basis, to the carrying amount of the properties.
 Such carrying amounts will be adjusted, if necessary, to reflect impairments in the value of the properties. SFAS 121 requires buildings and land held for sale to be valued at fair value less cost to sell instead of net realizable value (see Note 3).

Debt Financing Costs

The costs to obtain financing are capitalized and are amortized over the term of a financing arrangement.

Revenue Recognition

Minimum rental income is recognized on a straight-line basis over the term of the lease agreements regardless of when payments are due and accrued rents are included in rents receivable. Certain lease agreements contain provisions which provide for additional rents based on tenants' sales volume and reimbursement of the tenants' share of real estate taxes and certain common area maintenance costs. These additional rents are reflected on the accrual basis.

Per Share Data

Net income per share is based on the weighted average number of common shares of beneficial interest outstanding.

Income Taxes

Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when such differences are expected to reverse. Prior to November 20, 1995, UPI filed as a part of the consolidated tax return of Milestone.

3. PROPERTY, IMPROVEMENTS AND EQUIPMENT--NET:

UPI's net investment in real estate properties at December 31, 1996, consisted of the following:

      Land                                  $   10,980,396
      Buildings                                 46,398,880
      Leasehold improvements and equipment         880,095
                                               -----------
                                                58,259,371
      Less- Accumulated depreciation
      and amortization
                                               (10,083,971)
                                               -----------
      Total                                 $   48,175,400
                                               ===========
      Property held for sale                $      299,047
                                               ===========

UPI is currently holding a property located in Richmond, Virginia, as property held for sale, which was previously leased to Ames Department Store. The property was vacant for approximately three years. In July 1996, the space was leased to an Auction House for $30,000 per annum ending April 30, 1997. The lease has been extended through April 30, 1998 for $35,000. Based on the criteria of SFAS No. 121, UPI recognized a valuation allowance of $400,000 to reduce this property to its estimated net realizable value in 1996.

The Company sold a parcel of land from the Columbia, S.C. property for $372,500 and recorded a gain on sale of $302. The proceeds from the sale were placed in escrow with an unrelated third party.


4. PROPERTY OPERATING LEASES:

UPI's shopping centers are leased to tenants under operating leases with expiration dates extending to the year 2016. Minimum base rental income under tenant operating lease agreements that have remaining lease terms ranging from 1 to 40 years as of December 31, 1996, are listed as follows:

      Year Ending December 31                    Amount
      ------------------------                 -----------
      1997                                   $   7,254,641
      1998                                       6,546,428
      1999                                       5,905,781
      2000                                       5,521,513
      2001                                       5,037,250
      Thereafter                                33,911,687
                                               -----------
      Total minimum base rental income      $   64,177,300
                                               ===========

5. MORTGAGES AND NOTES PAYABLE:

Mortgages and notes payable balances as of December 31, 1996, consist of the following:

      Livonia, MI                            $   1,577,934
      Harrodsburg, KY                            2,179,525
      Chambersburg, PA                           5,435,550
      Bainbridge, GA                             5,074,001
      Spartanburg, SC                            2,942,212
      Columbia, SC                               4,591,487
      Columbus, MS                               1,978,380
      Flint, MI                                  3,043,398
      Cary, NC                                   1,539,946
      Morganton, NC                              2,000,000
                                               -----------
      Total                                 $   30,362,433
                                               ===========

The maturity of the mortgages and notes payable at December 31, 1996, is as follows:

      Year Ending December 31                    Amount
      ------------------------                 -----------
      1997                                   $   4,924,542
      1998                                         804,125
      1999                                       7,713,490
      2000                                       5,948,759
      2001                                         946,014
      Thereafter                                10,025,503
                                               -----------
      Total                                 $   30,362,433
                                               ===========

The mortgage on the property located in Livonia, Michigan, accrues interest at a fixed rate of 9.625% and requires monthly payments of principal and interest of $13,600, based on a 30-year amortization schedule, until December 1, 1999, at which time the remaining balance on the mortgage is due. As of December 1996, this mortgage may be prepaid in full or in part at any time with a premium of 5%, after which, if paid in part, the premium will decrease 0.5% annually until maturity.

The mortgage on the property located in Harrodsburg, Kentucky, accrues interest at a fixed rate of 10% and requires monthly payments of principal and interest of $19,658. This mortgage had an original maturity date of December 1, 1996 and is due upon UPI's merger with Kranzco Realty Trust (see Note 13).

The mortgage on the property located in Chambersburg, Pennsylvania, requires monthly principal payments of $3,525 plus 8.75% per annum interest on the outstanding principal balance based on (i) a 29.16-year amortization until February 1, 1997, and (ii) an option to extend at 9% per annum interest from March 1, 1997 until February 1, 1999. This mortgage may be prepaid in full or in part at any time without premium or penalty.

The mortgage on the property located in Bainbridge, Georgia, accrues interest at a fixed rate of 10% per annum and requires monthly payments of interest until October 2, 2000. The mortgage may be prepaid in full with a premium of 3% in 1997 and 2% thereafter.

The mortgage on the property located in Spartanburg, South Carolina, requires monthly payments of principal and interest of $26,541 at a rate of 7.125% which adjusts annually at 0.125% below the Moody's A Corporate Bond Index Daily Rate until the mortgage matures on December 15, 2002. As of December 1993, the mortgage may be prepaid in full or in part, at any time with a premium of 5%, after which, if paid in part, the premium will decrease 0.5% annually until maturity.

The mortgage on the property located in Columbia, South Carolina, accrues interest at a rate of 7.625% which adjusts annually at 0.125% below Moody's A Corporate Bond Index Daily Rate and requires monthly payments of principal and interest of $36,360 until it matures on February 3, 2003. This mortgage may be prepaid in full or in part at any time with a premium of 3.5% as of December 1996, and decreasing 0.5% annually until maturity.

The mortgage on the property located in Columbus, Mississippi, accrues interest at a fixed rate of 8.5% and requires monthly payments of principal and interest of $29,837 until it matures on May 1, 2004. This mortgage may be prepaid in full or in part at any time without premium or penalty.

The mortgage on the property located in Flint, Michigan, accrues interest at a fixed rate of 7.5% and requires monthly payments of principal and interest of $36,538 until such loan matures on October 1, 2006. This loan may not be prepaid in whole or in part until March 1999, after which time the mortgage may be paid with a penalty equal to the greater of 1% or yield maintenance.

The mortgage on the property located in Cary, North Carolina, bears interest at a fixed rate of 7.875% and requires monthly payments of principal and interest of $16,361 until it matures on February 1, 2009. This mortgage may be prepaid in full or in part at any time with a premium of 5% until February 3, 2001, which will decline 0.5% in each succeeding year to a minimum of 2% until it matures.

Milestone assigned a $3 million line of credit it had obtained from First Union National Bank of Florida ("First Union") with the borrowing to bear interest, at the option of UPI, at either prime plus .25% or LIBOR plus 2.2%. The line of credit is secured by a first mortgage encumbering one of the UPI Properties located in Morganton, North Carolina. UPI entered into an agreement with First Union in December 1996 to extend UPI's line of credit, which came due on October 24, 1996, until the earlier of March 31, 1997, or the consummation of the merger with Kranzco Realty Trust (see Note 13). The weighted average interest rate on this line was 7.98% for the year ended December 31, 1996. As of December 31, 1996, $2,000,000 was outstanding under this line of credit.

6. REDEEMABLE PREFERRED STOCK:

UPI's Board of Directors may, at its option, redeem an unlimited number of shares of Preferred Stock in each calendar quarter to and including the quarter commencing January 1, 2002. The redemption price per share is $10 plus an amount per share equal to the accrued and unpaid dividends thereon. On January 31, 2001, UPI is required to redeem all shares of the Preferred Stock that remain outstanding at a redemption price per share equal to $10 plus an amount equal to the accrued and unpaid dividends thereon.

Milestone, as the holders of the Preferred Stock, is entitled to receive, out of funds legally available therefor, a dividend on the Preferred Stock at a rate per annum initially set at 9%. Each dividend is fully cumulative and accrues from November 1, 1995 through January 31, 2002 (the "Dividend Contract Period"), provided that the outstanding shares of Preferred Stock are not redeemed in full prior to January 31, 2002. Pursuant to the UPI Certificate of Incorporation, the dividend rate is subject to a decrease from 9% to 8% per annum if and after UPI meets an optional schedule of redemption and redeems no less than $270,833 of the Preferred Stock in any quarter (a "Triggering Quarter") commencing January 1, 1996, and continuing through December 31, 2001. If, however, subsequent to satisfying the requirements for the Triggering Quarter, UPI fails to redeem at least $270,833 of the Preferred Stock in any quarter during the Dividend Contract Period (the "Reversion Quarter"), the dividend rate for the Reversion Quarter and for the remainder of the Dividend Contract Period will remain fixed at an annual dividend rate of 9%.

On March 21, 1996, UPI borrowed $2,000,000 under the line of credit (see Notes 5 and 10) to pay for the redemption on March 22, 1996 of 200,000 shares of the Preferred Stock from Milestone at $10 per share plus an amount equal to the accrued and unpaid dividends thereon for a total redemption price of approximately $2,040,000. As a result of a redemption of $2,000,000 of the UPI Preferred Stock on March 22, 1996, the dividend rate on the UPI Preferred Stock was decreased from 9% to 8% effective January 1, 1996. The 8% dividend rate will be in effect to the extent that the minimum of $270,833 of the UPI Preferred Stock is redeemed quarterly.

On each of July 1, 1996 and October 1, 1996, UPI redeemed 27,083 shares of UPI Preferred Stock for a per quarter redemption price of $270,833.

In the event of the liquidation, dissolution or winding-up of UPI, and provided there are sufficient assets after payment of all outstanding debts and other liabilities, holders of the Preferred Stock will be entitled to receive $10 per share plus an amount per share equal to all accrued and unpaid dividends thereon.

7. COMMON STOCK:

The holders of the Common Stock are entitled to receive dividends when, as and if declared by UPI's Board of Directors out of funds legally available therefor, after payment of all preferential dividends on the Preferred Stock. No such dividends were declared for the year ended December 31, 1996. The holders of the Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock.

In the event of the liquidation, dissolution or winding up of UPI, the holders of the Common Stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities and after distribution in full of the preferential amounts to be distributed to the holders of any shares of Preferred Stock then outstanding.

8. INCOME TAXES:

Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The provision for income taxes for the year ended December 31, 1996, consists of the following:

      Current Tax:
      Federal                                  $   523,471
      State                                         92,377
                                               -----------
      Total current tax                            615,848
                                               -----------
      Deferred Tax:
      Federal                                  $  (212,542)
      State                                        (37,503)
                                               -----------
      Total deferred tax                          (250,045)
                                               -----------
      Total provision for income taxes         $   365,803
                                               ===========

Temporary differences between the amount reported in the Company's financial statements and the federal tax basis of assets and liabilities result in deferred taxes. There was no change in the valuation allowance for the year ended December 31, 1996. Deferred tax assets and liabilities at December 31, 1996, were as follows:

      Deferred Tax Asset:
      Property held for sale allowance         $   494,388
      Deferred income                               67,227
      Less- Valuation allowance                        -
                                               -----------
      Deferred tax asset--net of
      valuation allowance                          561,615
                                               -----------
      Deferred Tax Liability:
      Accelerated depreciation                     561,615
                                               -----------
      Net deferred tax liabilities             $       -
                                               ===========

The following table reconciles the statutory federal rate to the effective tax rate:

                                                    1996
                                               -----------
      Statutory federal tax rate                        34%
      Increase in taxes from state taxes
      net of federal tax benefit                         7%
                                               -----------
                                                        41%
                                               ===========

9. FAIR VALUES OF FINANCIAL INSTRUMENTS:

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires that UPI disclose estimated fair values for certain of its financial instruments. The following estimated fair values were determined by UPI using available market information and valuation methodologies considered appropriate by management. However, considerable judgment is necessary to interpret and apply market data to develop specific fair value estimates for given financial instruments, and the use of different market assumptions and/or estimation methodologies could have a material effect on reported fair value estimates. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized upon disposition of UPI's financial instruments.

Cash and cash equivalents, accounts receivable, and accounts payable and accrued expenses are reflected in the accompanying balance sheet at amounts considered by management to approximate fair value due to their short-term nature.

At December 31, 1996, the carrying value of the mortgage and notes payable approximated the fair value of such instruments as determined using year-end interest rates and market conditions.

The fair value of the redeemable preferred stock is based on the applicable mandatory redemption features, and the dividend rate, and has been evaluated by management using interest rates currently offered on like securities with similar remaining maturities. The carrying value of the redeemable preferred stock at December 31, 1996 approximated the fair value.

The fair value estimates presented herein are based on information available as of December 31, 1996. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, a comprehensive reevaluation has not been performed for purposes of these financial statement disclosures and current estimates of fair value may differ significantly from the amounts presented herein.

10. RELATED-PARTY TRANSACTIONS:

In October 1995, Milestone completed the UPI Transfer of the UPI Properties to UPI and effected the Distribution (see Note 1).

UPI entered into a property management agreement (the "MPMI Agreement") on November 20, 1995, with Milestone Property Management, Inc. ("MPMI"), a wholly-owned subsidiary of Milestone, under which MPMI will perform property management and leasing services for the UPI Properties. Under the MPMI Agreement, MPMI is paid an annual fee of $5,000 for each single-tenant UPI Property and a fee based on a percentage of the base rental income for the remaining UPI Properties. The aggregate annual fee paid by UPI to MPMI under the MPMI Agreement was $260,024.

On November 20, 1995, UPI entered into an agreement with Milestone to provide to UPI certain management and administrative services (the "Management Services Agreement"). Under this agreement, Milestone is required to present to UPI asset acquisition opportunities consistent with the policies and objectives of UPI and to furnish UPI's Board of Directors with information concerning the acquisition, holding, performance and disposition of portfolio assets. UPI is provided with office space in Milestone's principal executive office and Milestone's employees, some of whom are executive officers of UPI, provide all levels of employee services to UPI. UPI is obligated to pay Milestone a fee under the Management Service Agreement of an amount equal to approximately 1.5% of the value of the UPI Properties based on each property's net operating income from the prior year. The aggregate annual fee paid by UPI to Milestone under the Management Services Agreement was $969,726. UPI owes Milestone $6,268 under the Management Services Agreement for the year ended December 31, 1996.

In November 1995, Milestone assigned to UPI a $3 million line of credit obtained by Milestone from First Union (see Notes 5 and 6).

All of the Preferred Stock is owned by Milestone and may be deemed to be beneficially owned by Concord Assets Group, Inc. ("Concord") and both Leonard S. Mandor and Robert A. Mandor. Leonard S. Mandor is the Chairman of the Board, Chief Executive Officer and a director of both UPI and Milestone, and Robert A. Mandor is the President, Chief Financial Officer and a director of both UPI and Milestone. Leonard S. Mandor and Robert A. Mandor are directors, executive officers and the sole stockholders of Concord.

On February 5, 1996, Concord transferred ownership of 76,388 shares of UPI stock from Concord equally among three executive officers of UPI for recognition of services provided to Concord. Accordingly, no costs or expense were recorded in the accompanying financial statements.

11. COMMITMENTS AND CONTINGENCIES:

Investments in real property create a potential for environmental liability on the part of the owner, operator and developer of such real property. If hazardous substances are discovered on or emanating from any of the UPI Properties, UPI and/or others may be held strictly liable for all costs and liabilities relating to the cleanup of such hazardous substances. While none of the UPI Properties is presently subject to any environmental actions, the presence of such substances may adversely affect the ability to sell or rent the UPI Properties or to borrow using any of the UPI Properties as collateral.

12. LEGAL PROCEEDINGS:

UPI is not subject to any legal proceedings. An action (the "Action") was commenced on January 30, 1996, in the Delaware Court against Milestone and its Board of Directors and Concord, which, together with its affiliates, owns approximately 75% of the Common Stock and whose executive officers and directors are also executive officers and directors of Milestone and UPI. In the Action, the plaintiff, a preferred stockholder of Milestone purporting to bring the action on behalf of himself and other preferred stockholders of Milestone, is seeking, among other things, damages from Milestone and rescission of the UPI Transfer and the Distribution. Milestone moved to dismiss the complaint. UPI was not named as a party in the Action. In the Action, the Delaware Court dismissed, on October 25, 1996, the plaintiff's claim for rescission of both the UPI Transfer and the Distribution. The Delaware Court, however, reserved decision on the defendants' motion to dismiss the plaintiff's claim for damages and other relief. On December 9, 1996, the plaintiff requested that the Delaware Court dismiss the amended complaint, and filed a new purported class action. On January 14, 1997, the defendants filed a motion to dismiss or stay the purported new class action. In management's opinion, the ultimate outcome of these matters will have no material adverse effect on UPI's financial condition or results of operations.

13. SUBSEQUENT EVENT:

On November 12, 1996, UPI entered into an Agreement and Plan of Merger (the "Merger Agreement") with Kranzco Realty Trust, a Maryland real estate investment trust ("Kranzco"), and KRT Union Corp., a Delaware corporation and a wholly-owned subsidiary of Kranzco, dated November 12, 1996, as amended, pursuant to which UPI has agreed to merge with and into KRT Union Corp. (the "Merger"). LSG Advisors, a division of Societe Generale Securities Corporation, is acting as UPI's exclusive financial advisor in connection with the Merger. Upon consummation of the Merger, LSG is entitled to a transaction fee of $1,137,500 equal to 1.75% of the aggregate purchase consideration of the Merger.
 This fee has not been accrued at December 31, 1996. Consummation of the Merger is subject to certain conditions, including approval by the stockholders of UPI.

UPI mailed a proxy statement on January 30, 1997 to its stockholders to obtain their approval of the Merger at a special meeting of stockholders on February 26, 1997. If approved, all outstanding shares of UPI common stock will be converted into shares from Kranzco's Series B-1 or B-2 cumulative convertible preferred shares and all outstanding shares of UPI preferred stock will be converted into shares of Kranzco's Series C cumulative redeemable preferred shares. The Company has accrued $688,124 of costs relating the Merger at December 31, 1996.

The following Pro Forma Consolidated Balance Sheet as of December 31, 1996 and Pro Forma Consolidating Statement of Operations for the year ended December 31, 1996 have been prepared to reflect the transactions and the adjustments described in the accompanying notes. The pro forma financial information is based on the historical finacial statements and should be read in conjunction with the notes and management's assumptions thereto. The Pro Forma Consolidating Statement of Operations was prepared as if the transactions occured on January 1, 1996. The Pro Forma Consolidated Balance Sheet was prepared as if the transactions occured on December 31, 1996. The pro forma financial information is unaudited and is not necessarily indicative of the consolidated results which actually would have occured if the transactions had been consummated at the beginning of 1996, nor does it purport to represent the future financial position and results of operations for future periods.

KRANZCO REALTY TRUST
PRO FORMA CONDENSED BALANCE SHEET
AS OF DECEMBER 31, 1996
                                     Kranzco Realty   Union Property   Merger
                                        Trust         Investors, Inc. Pro forma       Pro Forma
                                     (Historical)     (Historical)    adjustments       Total
                                       ---------        --------       --------        ---------
                                                 (Dollar amounts in thousands)

Assets:
Shopping centers, at cost, net         $ 335,204        $ 48,175       $ 17,966 <F1>   $ 401,345
Property held for sale, net                    0             299                             299

Cash and marketable securities             5,301             399        (2,500) <F2>       3,200
Restricted cash relating to mortgages        329               0                             329
Rents and other receivables, net           9,661             361                          10,022
Due from related party                         0               0                               0
Prepaid expenses                           1,729             158                           1,887
Deferred financing costs, net              1,893             198          (198) <F3>       1,893
Other deferred costs, net                  1,793               0                           1,793
Other assets                               3,247           1,048        (2,188) <F3>       2,107
                                       ---------        --------       --------        ---------
Total assets                           $ 359,157        $ 50,638       $ 13,080        $ 422,875
                                       =========        ========       ========        =========

Liabilities:
Mortgages and notes payable            $ 212,590        $ 30,363           $ 0         $ 242,953
Tenant security deposits                   1,136               0                           1,136
Accounts payable and accrued expenses      2,785           1,058                           3,843
Due to related party                           0               0             0                 0
Other liabilities                            527               0             0               527
Distributions payable                      5,106               0                           5,106
                                       ---------        --------       --------        ---------
Total liabilities                        222,144          31,421             0           253,565
                                       ---------        --------       --------        ---------

UPI Preferred Stock                                        3,958        (3,958) <F5>           0
Kranzco Series C Preferred Stock                                         3,958  <F5>       3,958
Beneficiaries Equity:
Common shares
and Preferred shares-                        104              38           (27) <F4>         115
Capital in excess of par value           187,177          15,180        13,148  <F4>     215,505

Cumulative net income available for
common shares                             26,754              41           (41) <F4>      26,754
Cumulative distributions on
common shares                            (76,891)                                        (76,891)
                                       ---------        --------       --------        ---------
                                         137,144          19,217        13,080           169,441
Unearned compensation on
restricted common shares                    (131)                                           (131)
                                       ---------        --------       --------        ---------
Total beneficiaries' equity              137,013          19,217        13,080           169,310
                                       ---------        --------       --------        ---------
                                       ---------        --------       --------        ---------
Total liabilities and beneficiaries'
equity                                 $ 359,157        $ 50,638      $ 13,080         $ 422,875
                                       =========        ========       ========        =========


The accompanying notes and management's assumptions are an integral part of this statement.


KRANZCO REALTY TRUST
NOTES AND MANAGEMENT'S ASSUMPTIONS TO THE PRO FORMA CONDENSED BALANCE SHEET AS OF DECEMBER 31, 1996

NOTES AND MANAGEMENT'S ASSUMPTIONS TO PRO FORMA CONDENSED BALANCE SHEET FOR KRANZCO AND SUBSIDIARIES AS OF DECEMBER 31, 1996

<F1>
Adjustment to reflect investment in properties at fair value and purchase price allocation:

Total Purchase Price                                    $ 64,500
Less: Other net assets acquired at fair value-
Cash                                         399
Rents and other receivables, net             361
Prepaid expenses                             158
Accounts payable and accrued expenses     (1,058)
Due to related party                           0
Other liabilities                              0
                                                            (140)
                                           -----          ------
                                                          64,640
Plus: Acquisition costs                                    1,800
                                                          ------
                                                          66,440
Less: Historical book value of UPI Properties            (48,474)
                                                          ------
Net property adjustment                                 $ 17,966
                                                          ======


<F2>
Adjustments to cash:
Property acquisition costs                                 $ 300
Preferred share costs of registration                        200
Cash merger expenses incurred by UPI                       2,000
                                                          ------
                                                         $ 2,500
                                                          ======

<F3>
To record closing adjustments.
Reclassification of UPI costs in this transaction to        (688)
 property
Elimination of UPI's deferred financing costs
 not related to this transaction                            (198)
Reclassification of Kranzco's deferred transaction cos    (1,500)
Payment of due to related party                                0

<F4>
Adjustment to reflect purchase accounting in the equity section:

                                                      Capital in
                                                          excess
                                     Common and               of      Cumulative
                                     Preferred Shares  Par Value      Net Income
Reverse UPI equity                         $ (38)      $ (15,180)        $ (41)
Issuance of Series B Preferred Shares         11          28,528             0
Costs of issuance                              0            (200)            0
                                             ---          ------           ---
                                           $ (27)       $ 13,148         $ (41)
                                             ===          ======           ===

<F5>
To reflect the retirement of UPI Preferred Stock and the issuance of Kranzco Series C Preferred Shares.


Kranzco Realty Trust
Pro Forma for UPI acquisition
Statement of Operations for
December 31, 1996
                                             Union
                                  Kranzco    Property         Merger
                                  Realty     Investors,       Pro Forma
                                  Trust      Inc.             Adjustments     Pro Forma

                                           (Dollar amounts in thousands)

REVENUES:
Minimum Rent                      $ 41,665     $ 7,183                         $ 48,848
Percentage rent                      1,042         166                            1,208
Expense reimbursements              11,732         760                           12,492
Other income                           117          75                              192
Interest income                        624           0                              624
                                    ------       -----          ----             ------
Total revenues                      55,180       8,184             0             63,364
                                    ------       -----          ----             ------

EXPENSES:
Interest                            17,069       2,579                           19,648
Depreciation and amortization       11,194       1,661           449  <F2>       13,304
Provision to reduce property
   to net realizable value               0         400                              400
Real estate taxes                    6,073         494                            6,567
Operations and maintenance           9,473         575                           10,048
General and administrative           2,836       1,584        (1,108) <F1>        3,312
                                    ------       -----          ----             ------
Total expenses                      46,645       7,293          (659)            53,279
                                    ------       -----          ----             ------
Income before income taxes,
 loss on sale of land and
 extraordinary item                  8,535         891           659             10,085

PROVISION FOR INCOME TAXES               0         366          (366) <F3>            0

                                    ------       -----          ----             ------
Net Income before loss on
 sale of land and extraordinary      8,535         525         1,025             10,085

DISTRIBUTIONS ON PREFERRED STOCK       695         384         2,787  <F4><F5>    3,866

Net income attributable to          ------       -----          ----             ------
   common shareholders             $ 7,840       $ 141      $ (1,762)           $ 6,219
                                    ======       =====          ====             ======


INCOME BEFORE EXTRAORDINARY ITEM
   PER COMMON SHARE                 $ 0.76                                       $ 0.60
                                    ======                                       ======


WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OF
  BENEFICIAL INTEREST           10,332,784                                   10,332,784

Footnotes to Pro Forma statements

The extraordinary loss of $11,052 on refinancing recorded in the second quarter of 1996 and the loss of $63 on the sale of real estate recorded in the first quarter of 1996 by Kranzco have been excluded from the pro forma presentation of the Statement of Operations.

                                                        December 31,
                                                               1996

<F1>
To eliminate general and administrative and management costs not incurred after the merger.

General and administrative                                     $ 354
Management fees                                                1,230
                                                             -------
                                                               1,584

Less: estimated general and administrative expenses              476
                                                             -------
                                                             $ 1,108

<F2>
To record additional depreciation incurred after the Merger.

Estimated adjustments to fair value upon Merger             $ 17,966

Building portion of estimated adjustments
 to fair value upon Merger                                  $ 13,475

Depreciation expense calculated based on Kranzco's
 estimated useful life of 30 years                             $ 449

<F3>
To eliminate income tax provision for
 Federal Income Tax                                            $ 366

<F4>
To record preferred distributions of 9.75% on the Kranzco Series B Preferred Shares.

Face value of the Kranzco Series B Preferred Shares         $ 29,600

Distributions                                                $ 2,886

<F5>
To record preferred distributions of 8.00% per year on the Kranzco Series C Preferred Shares.

Face value of the Kranzco Series C Preferred Shares          $ 3,564

Distributions                                                  $ 285
Less: previously recorded                                        384
                                                             -------
                                                               $ (99)